EXHIBIT 10.26
INDEMNITY AGREEMENT

This Indemnity Agreement (“Agreement”), made as of the __ day of _______, 20__ (the “Effective Date”) by and between the ACXIOM CORPORATION, a Delaware corporation (the “Corporation”), and ________________________ (“Indemnitee”).

RECITALS:

WHEREAS, highly competent persons have become more reluctant to serve publicly-held corporations as directors or in other capacities unless they are provided with adequate protection through insurance or indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.

WHEREAS, the Board of Directors of the Corporation (the “Board”) has determined that, in order to attract and retain qualified individuals, the Corporation will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Corporation and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Corporation believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Corporation or business enterprise itself. The Certificate of Incorporation and Bylaws of the Corporation require indemnification of the officers and directors of the Corporation. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the General Corporation Law of the State of Delaware (“DGCL”). The Certificate of Incorporation, Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Corporation and members of the board of directors, officers and other persons in order to protect such persons against claims and expenses arising from their services on behalf of the Corporation.

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining highly competent persons.

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Corporation’s stockholders and that the Corporation should act to assure such persons that there will be increased certainty of such protection in the future.

WHEREAS, it is reasonable, prudent and necessary for the Corporation contractually to obligate itself to indemnify and hold harmless and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so protected against liabilities.

WHEREAS, this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and Bylaws of the Corporation and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

WHEREAS, Indemnitee does not regard the protection available under the Certificate of Incorporation, Bylaws and insurance as adequate in the present circumstances, and may not be willing to serve as a director without adequate protection, and the Corporation desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Corporation on the condition that he or she be so indemnified.

WHEREAS, this Agreement hereby amends and restates any existing indemnification agreement between Indemnitee and the Corporation.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the sufficiency of which is acknowledged, the Corporation and Indemnitee covenant and agree as follows:

1.Services to the Corporation. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be employed or retained in the employ of the Corporation or any of its subsidiaries or affiliated entities. The foregoing notwithstanding, this Agreement shall continue in force after the Indemnitee has ceased to serve as an officer, director or key employee of the Corporation, subject to Section 18 of this Agreement. The Corporation’s obligations to Indemnitee under this Agreement are independent from (and not subject to) (i) Indemnitee’s performance of his or her duties on behalf of the Corporation or any Enterprise (defined below) and (ii) his or her compliance with the provisions of any other agreement he or she may have with the Corporation. Without limiting the generality of the preceding sentence, Indemnitee’s failure to comply with any provision of any such agreement with the Corporation or its Enterprises will not constitute a breach of this Agreement.

2.    Definitions. As used in this Agreement:

References to “agent” shall mean any person who is or was a director, officer, or employee of the Corporation or a subsidiary of the Corporation or other person authorized by the Corporation to act for the Corporation, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise (as defined below) at the request of, for the convenience of, or to represent the interests of the Corporation or a subsidiary of the Corporation.

The term “Agreement” means this Indemnity Agreement.

The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

References to “Board” shall mean the Board of Directors of the Corporation.

The definition of “Business Combination” is included in the definition of “Change in Control.”

A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)    Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing fifteen percent (15%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Corporation’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii)    Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two thirds (2/3rd) of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii)    Corporate Transactions. The effective date of a reorganization, merger or consolidation of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Corporation entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors and with the power to elect at least a majority of the Board or other governing body of the surviving entity; (2) no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of such corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv)    Liquidation. The approval by the stockholders of the Corporation of a complete liquidation of the Corporation or an agreement or series of agreements for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets, other than factoring the Corporation’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v)    Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Corporation is then subject to such reporting requirement.

“Continuing Directors” shall have the meaning set forth in clause (ii) of the definition of Change in Control.

“Corporate Status” describes the status of a person who is, was or has agreed to serve as a director, officer, employee or agent of the Corporation or director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent of any other Enterprise (as defined below).

References to “Corporation” shall mean the entity identified in the preamble. However, in connection with any merger or consolidation, references to the “Corporation” shall include not only the resulting or surviving corporation, but also any constituent corporation or constituent of a constituent corporation absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents. The intent of this provision is that a person who is or was a director, officer, employee or agent of such constituent corporation on or after the date hereof or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise on or after the date hereof, shall stand in the same position under this Agreement with respect to the resulting or surviving corporation as the person would have under this Agreement with respect to such constituent corporation if its separate existence had continued.

“Delaware Court” shall mean the Court of Chancery of the State of Delaware.

References to “DGCL” shall mean the General Corporation Law of the State of Delaware, as amended.

“Disinterested Director” shall mean a director of the Corporation who is not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

“Effective Date” means the date set forth in the preamble.

“Enterprise” shall mean the Corporation and any corporation (including its subsidiaries), limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving or has agreed to serve at the request of the Corporation as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Corporation, service by Indemnitee shall be deemed to be at the request of the Corporation if Indemnitee serves or served as a director, trustee, officer, general partner, managing member, manager, fiduciary, employee or agent of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise of which (i) a majority of the voting power or equity interest is owned directly or indirectly by the Corporation or (ii) the management is otherwise controlled directly or indirectly by the Corporation.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including any taxes that may be imposed upon the actual or deemed receipt of payments under this Agreement with respect to the imposition of federal, state, local or foreign taxes), fax transmission charges, secretarial services and all other disbursements, obligations or expenses, actually and reasonably incurred by Indemnitee or on his or her behalf in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in or being involved in, a Proceeding (as defined below). Expenses also shall include (i) Expenses incurred in connection with asserting compulsory counterclaims in response to a plaintiff’s claims, (ii) reasonable compensation for time spent by Indemnitee in connection with a Proceeding, for which Indemnitee is not otherwise compensated by the Corporation or any third party, provided that the rate of compensation and estimated time involved is approved by the Board, which approval shall not be unreasonably withheld and (iii) Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

“Indemnification Arrangements” shall have the meaning set forth in Section 17(b).

“Indemnitee” means the natural person identified in the preamble.

“Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Corporation or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to or participant or witness in the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee, agent or fiduciary of the Corporation which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Corporation; (ii) any Subsidiaries (as defined below) of the Corporation; (iii) any employee benefit plan of the Corporation or of a Subsidiary (as defined below) of the Corporation or of any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Subsidiary (as defined below) of the Corporation or of a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

A “Potential Change in Control” shall be deemed to have occurred if: (i) the Corporation enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person or the Corporation publicly announces an intention to take or consider taking actions which if consummated would constitute a Change in Control; (iii) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing five percent (5%) or more of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors increases his or her Beneficial Ownership of such securities by five percent (5%) or more over the percentage so owned by such Person on the date hereof unless such acquisition was approved in advance by the Board; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

The term “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is, will or might be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken (or alleged failure to act) by him or her in his or her capacity as a director, officer, employee or agent of the Corporation or as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent of any other Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended. For clarity, the term “as applicable” (or similar phrase) when used in connection with the Sarbanes-Oxley Act shall mean that the Sarbanes-Oxley Act applies only if the Corporation, Enterprise or transaction is subject to the Sarbanes-Oxley Act.

The term “Subsidiary,” with respect to any Person, shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

The terms “Trust” and “Trustee” shall have the meaning set forth in Section 15.

3.    Indemnity in Third-Party Proceedings. The Corporation shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of a criminal Proceeding, the Indemnitee had no reasonable cause to believe that his or her conduct was unlawful. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee in respect of an alleged breach of fiduciary duties, to the fullest extent permitted under Section 102(b)(7) of the DGCL as in existence on the date hereof.

4.    Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify and hold harmless Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any Proceeding by or in the right of the Corporation to procure a judgment in its favor, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Pursuant to this Section 4, Indemnitee shall be indemnified and held harmless to the fullest extent permitted by applicable law against all Expenses incurred by Indemnitee on his or her behalf in connection with such Proceeding or any claim, issue or matter therein. No indemnification for Expenses shall be made under this Section 4 in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been finally adjudged by a court to be liable to the Corporation, unless and only to the extent that any court in which the Proceeding was brought or the Delaware Court shall determine that such indemnification may be made.

5.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee was is or is threatened to be made a party to (or a participant in) any Proceeding and is successful, on the merits or otherwise, in such Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

6.    Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law and to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise asked to participate in or otherwise is or may become involved in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified and held harmless against all Expenses in connection therewith.

7.    Additional Indemnification. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by Delaware law in effect on the date hereof or to such extent as Delaware law thereafter from time to time may permit; provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee hereunder based on Delaware law as in effect on the date hereof. The rights of Indemnitee provided in this Section 7 shall include, without limitation, the rights set forth in the other sections of this Agreement and any additional indemnification permitted by Section 145(f) of the DGCL.

8.    Contribution in the Event of Joint Liability.

(a)    To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the payment of the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided, that such contribution shall not be required where indemnification is unavailable because Indemnitee failed to meet the standard of conduct necessary for indemnification or any limitation on indemnification set forth in Section 9 applies.

(b)    The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee or unless Indemnitee provides prior written consent.

(c)    The Corporation hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution which may be brought by officers, directors, agents, advisors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

9.    Exclusions. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification or hold harmless payment:

(a)    to the extent (and only to the extent) that the making of such payment would result in the recovery by Indemnitee of more than 100% of the Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement incurred by Indemnitee on his or her behalf in connection with such claim as a result of Indemnitee having actually received one or more payments in respect thereof under any insurance policy, contract, agreement, other indemnity provision or otherwise;

(b)    in connection with any final judgment rendered against Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or (ii) any reimbursement of the Corporation by the Indemnitee of any profits realized by the Indemnitee from the purchase or sale of securities of the Corporation, as required under the Exchange Act (including any such reimbursements that arise from the payment to the Corporation of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes - Oxley Act); or

(c)    except as otherwise provided in Section 14(e) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Corporation or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) such payment arises in connection with any counterclaim that the Corporation or its directors, officers, employees or other indemnitees assert against Indemnitee or any affirmative defense that the Corporation or its directors, officers, employees or other indemnitees raise, which, by any doctrine of issue or claim preclusion, could result in liability to Indemnitee, or (iii) the Corporation provides the indemnification or hold harmless payment, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law.

10.    Advances of Expenses; Defense of Claim.

(a)    Notwithstanding any other provision of this Agreement, to the fullest extent permitted by applicable law, the Corporation shall from time to time prior to the final disposition of any Proceeding advance to or on behalf of Indemnitee payment of all Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with such Proceeding within ten (10) days after the receipt by the Corporation from Indemnitee of a written request therefor. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses, shall not be subject to the satisfaction of any standard of conduct and shall not be conditional upon any prior determination of Indemnitee’s ultimate entitlement to be indemnified or held harmless under the other provisions of this Agreement or the absence of any prior determination to the contrary. The execution and delivery to the Corporation of this Agreement shall constitute an undertaking of Indemnitee to repay the portion of any Expenses advanced (without interest) relating to claims, issues or matters in the Proceeding as to which it shall ultimately be determined upon or following the final disposition of the Proceeding that Indemnitee is not entitled to be indemnified by the Corporation under the provisions of this Agreement, the Certificate of Incorporation, the Bylaws of the Corporation, applicable law or otherwise. No other form of undertaking shall be required other than the execution of this Agreement. This Section 10(a) shall not apply in respect of any Expenses as to which payment is excluded pursuant to Section 9(a) or (c).

(b)    The Corporation will be entitled to participate in the Proceeding at its own expense.

(c)    The Corporation shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation on the Indemnitee without the Indemnitee’s prior written consent.

11.    Procedure for Notification and Application for Indemnification.

(a)    Indemnitee agrees to notify promptly the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or hold harmless rights, or advancement of Expenses covered hereunder. The written notification shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. The failure of Indemnitee to so notify the Corporation shall not relieve the Corporation of any obligation which it may have to the Indemnitee under this Agreement, or otherwise.

(b)    To obtain indemnification under this Agreement, Indemnitee shall deliver to the Corporation a written application to indemnify and hold harmless Indemnitee. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

12.    Procedure Upon Application for Indemnification.

(a)    A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case: (i) if a Change in Control shall have occurred (and Indemnitee shall not have requested that the determination be made pursuant to clause (ii) of this sentence, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred (or Indemnitee shall have requested that the determination be made pursuant to this clause (ii), (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, or (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. The Corporation promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination or otherwise in connection with Indemnitee’s request for indemnification shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Corporation shall advance to or on behalf of Indemnitee payment therefor upon Indemnitee’s written request as such costs or Expenses are incurred or anticipated to be incurred.

(b)    In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Corporation shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Corporation, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel (as applicable) shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Delaware Court for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court or such other person as the Delaware Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c)    The Corporation agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or his, her or its engagement pursuant hereto.

(d)    If the Corporation disputes a portion of the amounts for which indemnification is requested, the undisputed portion shall be paid and only the disputed portion withheld pending resolution of any such dispute.

13.    Presumptions and Effect of Certain Proceedings.

(a)    In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by law, presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Corporation shall have the burden of proof and the burden of persuasion to overcome that presumption by clear and convincing evidence in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Corporation (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)    Subject to Section 14(g), if the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor (or, if Independent Counsel is making the determination, within sixty (60) days after the appointment of Independent Counsel), the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall, to the fullest extent not prohibited by law, be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee (i) did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or, (ii) in the case of a criminal Proceeding, did not act in good faith or had reasonable cause to believe that his or her conduct was unlawful.

(d)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Corporation or Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director by an independent certified public accountant or by an appraiser, financial advisor or other expert selected by or on behalf of the Corporation or Enterprise, its Board, any committee of the Board or any director. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)    The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, manager, fiduciary, agent or employee of the Corporation or Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(f)    The Corporation acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

14.    Remedies of Indemnitee.

(a)    Subject to 14(g), in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 or 6, the last sentence of Section 12(a) or Section 14(e) of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made (or deemed to have been made) that Indemnitee is entitled to indemnification, or (vii) the Corporation or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to an adjudication by the Delaware Court of Indemnitee’s entitlement to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his or her rights under Section 5 of this Agreement. Except as set forth herein, the provisions of Delaware law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Corporation shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)    In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, the parties agree that any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14, the parties agree that Indemnitee shall be presumed to be entitled to be indemnified and held harmless and to receive advances of Expenses under this Agreement and the Corporation shall have the burden of proving Indemnitee is not entitled to be indemnified and held harmless, and to receive advances of Expenses, as the case may be, and the Corporation may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Corporation for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c)    If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)    The Corporation shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e)    It is the intent of the Corporation that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Corporation shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Corporation’s receipt of such written request) advance to or in behalf of Indemnitee, to the fullest extent permitted by applicable law, all such Expenses which are incurred or anticipated by Indemnitee to be incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee (i) in connection with, to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Corporation’s Certificate of Incorporation or Bylaws now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee; provided, however, that to the extent that a final determination (as to which all rights of appeal have been exhausted or lapsed) is made that one or more of Indemnitee’s underlying claims were asserted in bad faith and are without merit, the execution and delivery to the Corporation of this Agreement shall constitute an undertaking of the Indemnitee to repay, if required by law, the amounts advanced on account of such claims (without interest).

(f)    Interest shall be paid by the Corporation to Indemnitee at the maximum legal rate under Delaware law for amounts which the Corporation indemnifies or holds harmless, or is obliged to indemnify or hold harmless for the period commencing with the date of his or her request for indemnification or request to be held harmless, or request for contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Corporation.

(g)    Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

15.    Establishment of Trust. In the event of a Potential Change in Control, the Corporation shall, upon written request by Indemnitee, create a “Trust” for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund such Trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in or defending any Proceedings, and any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties and amounts paid in settlement) in connection with any and all Proceedings from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The trustee of the Trust (the “Trustee”) shall be a bank or trust corporation or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Corporation. Nothing in this Section 15 shall relieve the Corporation of any of its obligations under this Agreement. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of the Indemnitee and the Corporation or, if the Corporation and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement. The terms of the Trust shall provide that, except upon the consent of both the Indemnitee and the Corporation, (a) the Trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee; and (b) upon a Change in Control: (i) the Trustee shall advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee any and all Expenses to the Indemnitee; (ii) the Trust shall continue to be funded by the Corporation in accordance with the funding obligations set forth above; (iii) the Trustee shall promptly pay to the Indemnitee all amounts for which the

Indemnitee shall be entitled to indemnification or to be held harmless pursuant to this Agreement or otherwise; and (iv) all unexpended funds in such Trust shall revert to the Corporation upon mutual agreement by the Indemnitee and the Corporation or, if the Indemnitee and the Corporation are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 12(b) of this Agreement, that the Indemnitee has been fully indemnified and held harmless under the terms of this Agreement. The Trust shall be governed by Delaware law (without regard to its conflicts of laws rules) and the Trustee shall consent to the exclusive jurisdiction of the Delaware Court in accordance with Section 23 of this Agreement.

16.    Security. Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

17.    Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)    The rights of Indemnitee as provided by this Agreement (i) shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation’s Certificate of Incorporation or Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise and (ii) shall be enforced and this Agreement shall be interpreted independently of and without reference to or limitation or constraint (whether procedural, substantive or otherwise) by any other such rights to which Indemnitee may at any time be entitled. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Corporation’s Certificate of Incorporation or Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that a change in Delaware law, whether by statute or judicial decision, narrows or limits indemnification or advancement of Expenses that are afforded currently under the Corporation’s Certificate of Incorporation or Bylaws or this Agreement, it is the intent of the parties hereto that such change, except to the extent required by applicable law, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)    The DGCL permits the Corporation to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her or in such capacity as a director, officer, employee or agent of the Corporation, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the DGCL, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Corporation or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way limit or affect the rights and obligations of the Corporation or the other party or parties thereto under any such Indemnification Arrangement.

(c)    The Corporation shall maintain directors’ and officers’ insurance and fiduciary insurance programs providing coverage to Indemnitee during the time period Indemnitee serves the Corporation in a Corporate Status. The amount of coverage and retention/deductible shall be established from time to time by the Board, except as may be expressly required by this Agreement; provided that the terms thereof are no less favorable to Indemnitee than they are to other persons covered thereby who are situated similarly to Indemnitee. If the Corporation is named as an insured under the directors’ and officers’ insurance or fiduciary insurance programs, then the insurance program or policy shall include a “Priority of Payments” or “Order of Payments” clause requiring coverage proceeds to be paid first to the insured who are natural persons. If, at the time the Corporation receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness or otherwise), the Corporation has director and officer liability insurance or fiduciary insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d)    In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights, except to the extent such subrogation would impair the subrogation rights of an insurance corporation under the directors’ and officers’ insurance or fiduciary insurance program. The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable (or for which advancement is provided hereunder) hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)    The Corporation’s obligation to indemnify and hold harmless or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, manager, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or hold harmless payments or advancement of expenses from such Enterprise.

(f)    If Indemnitee ceases to be a director of the Corporation for any reason, the Corporation shall procure a run-off directors’ and officers’ liability insurance policy and fiduciary policy with respect to claims arising from facts or events that occurred before the time Indemnitee ceased to be a director of the Corporation and covering Indemnitee, which policy, without any lapse in coverage, will provide coverage for a period of six (6) years after the time Indemnitee ceased to be a director of the Corporation and will provide coverage (including amount and type of coverage and size of deductibles) that is substantially comparable to the Corporation’s directors’ and officers’ liability insurance policy and fiduciary insurance policy that was most protective of Indemnitee in the twelve (12) months preceding the time Indemnitee ceased to be a director of the Corporation; provided, however, that:

(i)    this obligation shall be suspended during the period immediately following the time Indemnitee ceases to be a director of the Corporation if and only so long as the Corporation has a directors’ and officers’ liability insurance policy and fiduciary policy in effect covering Indemnitee for such claims that, if it were a run-off policy, would meet or exceed the foregoing standards, but in any event this suspension period shall end when a Change in Control occurs; and

(ii)    no later than the end of the suspension period provided in the preceding clause (i) (whether because of failure to have a policy meeting the foregoing standards or because a Change in Control occurs), the Corporation shall procure a run-off directors’ and officers’ liability insurance policy and fiduciary policy meeting the foregoing standards and lasting for the remainder of the six (6)-year period.

(g)    Notwithstanding the preceding clause (f) including the suspension provisions therein, if Indemnitee ceases to be a director of the Corporation in connection with a Change in Control or at or during the one (1)-year period following the occurrence of a Change in Control, the Corporation shall procure a run-off directors’ and officers’ liability insurance policy and fiduciary policy covering Indemnitee and meeting the foregoing standards in clause (f) and lasting for a six (6)-year period upon the Indemnitee’s ceasing to be a director of the Corporation in such circumstances.

18.    Duration of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or agent of the Corporation, or at the request of the Corporation, as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent of another Enterprise; or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement relating thereto.

19.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

20.    Enforcement and Binding Effect.

(a)    The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to encourage Indemnitee to serve and/or continue to serve as a director, officer, employee or agent of the Corporation or as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent of another Enterprise, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer, employee or agent of the Corporation.

(b)    Without limiting any of the rights of Indemnitee under the Certificate of Incorporation or Bylaws of the Corporation as they may be amended from time to time, and except as provided in Section 17(a), this Agreement and the agreements, documents, exhibits and instruments referenced herein constitute the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof and thereof.

(c)    The rights to be indemnified and to receive contribution and advancement of Expenses provided by or granted Indemnitee pursuant to this Agreement shall apply to Proceedings arising from Indemnitee’s service as an officer, director, employee or agent of the Corporation or as a director, officer, trustee, general partner, managing member, manager, fiduciary, employee or agent of another Enterprise prior to the Effective Date.

(d)    The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Corporation), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Corporation or of any other Enterprise, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, estate, heirs, devisees, executors and administrators and other legal representatives.

(e)    The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

(f)    The Corporation and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled. The Corporation and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertaking in connection therewith. The Corporation acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by the Court, and the Corporation hereby waives any such requirement of such a bond or undertaking.

21.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (ii) on the next business day after it is sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) when received by the addressee, if sent by certified mail, return receipt requested, or (iv) when received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses or facsimile numbers set forth below:

(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Corporation.

(b)    If to the Corporation, to:

ACXIOM CORPORATION
301 Main Street
Little Rock, AR 72201
Attention: Secretary

or to any other address as may have been furnished to Indemnitee in writing by the Corporation.

23.    Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Corporation and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial.

24.    Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

25.    Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

26.    Additional Acts. If for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Corporation undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Corporation to fulfill its obligations under this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the Effective Date.

ACXIOM CORPORATION

By:
[name]
[title]

INDEMNITEE

Signature

Name

Address